Exhibit 10.3

Management And Voting Rights Agreement

This Management Services and Voting Rights Agreement (this "Agreement"), is made and entered into as of April 25, 2016, by and among Leo Motors, Inc., a Nevada corporation (the "Parent") and Leo Motors KOREA, Inc. an entity incorporated under the laws of the Republic of Korea and a subsidiary of the Parent (the "Company"). The Company, collectively together with the Parent, are referred herein as the "Parties."
Preliminary Statement

A. The Company is a subsidiary of the Parent, which owns approximately 49.90% of the issued and outstanding common stock of the Company.
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B. The Company has agreed to grant to the Parent certain management and voting rights with respect to the Company.

NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:

Management Rights

1. From and after the date hereof, the Company grants to the Parent the following management rights with respect to the Company:

(a) The Parent, or its designee, shall manage the day-to-day operations of the Company.

(b) The term of this Agreement (the "Term") shall be for an initial term expiring ten (10) years after the date hereof; provided, however, that this Agreement and the Company's engagement of the Parent hereunder may be terminated at any time following the date hereof upon mutual agreement of the Company and the Parent. The Term shall be renewed automatically for additional one-year terms thereafter unless the Parent or the Company shall give notice in writing within ninety (90) days before the expiration of the initial term or any one-year renewal thereof of its desire to terminate this Agreement.

(c) As soon as available, the Company will deliver to the Parent quarter and year-end financial reports.

(d) The Company will provide the Parent with the right to review and inspect the books and records of the Company during regular business hours upon reasonable notice to the Company.

Voting Rights

2. From and after the date hereof, the Company grants to the Parent the following voting rights with respect to the Company:

(a) The Board of Directors of the Company (the "Board") hereby agrees, in all voting matters, to vote in the manner prescribed by, and at the direction of, the Parent or its designee.

General Provisions

3. The Company agrees to cooperate fully with the Parent to enable the Parent to exercise the management rights granted to the Parent pursuant to the terms of this Agreement.

4. This Agreement may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same document.  All signatories intend (as evidenced by their execution hereof) that a facsimile copy and signature shall have the same effect as an original.

5. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

6. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

7. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the Parties have executed this Agreement as of the date first above written.

LEO MOTORS KOREA, INC.

/s/ Jeong Youl Choi_________________
By: Jeong Youl Choi________________
Title: Chief Executive Officer________

LEO MOTORS, INC.

/s/ Shi Chul Kang _________________
By: Shi Chul Kang ________________
Title: Co-Chief Executive Officer_____

/s/ Jun Heng Park__________________
By: Jun Heng Park ________________
Title: Co-Chief Executive Officer_____